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                                                                   EXHIBIT 22.12
                                                                   -------------

                  SUBSIDIARIES OF LOWRANCE ELECTRONICS, INC.

                                           STATE OR JURISDICTION OF
                   SUBSIDIARY                    INCORPORATION
                   ----------                    -------------

             Lowrance Contracts, Inc.              Delaware

             LEI Extras, Inc.                      Delaware

             Lowrance Australia Pty. Limited       New South Wales, Australia


             Lowrance Electronics
              Deutschland GmbH                     Germany


             Electronica Lowrance
              De Mexico S.A. De C.V.               Mexico


             Sea Electronics, Inc.                 Oklahoma